Consent of Independent Certified Public Accountants


     We consent to the use in this Registration Statement on Form SB-2 of our report dated August 29, 2001, relating to the consolidated financial statements of Global Yacht Services, Inc., and its subsidiary, and to the reference to our firm under the caption "Experts" in the Prospectus.

                                       /s/ Hall and Company

                                       A Professional Accountancy Corporation
                                       Irvine, California

                                       Septemeber 19, 2001